EXHIBIT NO. 99.(j) 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference made to our firm under the caption “Financial Highlights” in the Prospectus of MFS Lifetime Retirement Income Fund and MFS Lifetime 2050 Fund in Post-Effective Amendment No. 18 to the Registration Statement (Form N-1A, No. 333-126328).

ERNST & YOUNG
Ernst & Young LLP

Boston, Massachusetts

September 8, 2010